LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

$ [289,752,000] LEHMAN XS TRUST, SERIES 2007-10H SENIOR/SUBORDINATE CERTIFICATES
GROUP I

Lehman Brothers Holdings Inc.
(Sponsor and Seller)

Structured Asset Securities Corporation
(Depositor)

LaSalle Bank National Association
(Trustee)

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Before you invest, you should read the term sheet supplement dated April 20, 2007 and the prospectus dated May 22, 2007 (this may be obtained on Lehman Brothers’ web site http://www.lehman.com/pub/sasco) conveyed with this document as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. See the information in the legend below to learn how to get these documents.

Risk Factors

The Certificates will be subject to certain risks. You should carefully consider the information provided under “Risk Factors” in the terms sheet supplement dated April 20, 2007 and the prospectus dated May 22, 2007 which is conveyed with this document.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Class	Approximate Size ($) (1)	Initial Coupon (2)	Est. WAL (yrs.) Call/Mat(3)	Principal Window (mths.) to Call/Mat (3)	Approx Initial Credit Support (4)	Principal Type	Interest Accrual Convention	Delay
I-A1	[$223,428,000]	1mL + [ ]	[1.00 / 1.00]	[1 - 27 / 1 - 27]	[23.05%]	Super Senior Floater	Actual / 360	0 day
I-A+2(6)	[$83,444,000]	1mL + [ ]	[3.50 / 3.50]	[27 - 67 / 27 - 67]	[23.05%]	Super Senior Floater	Actual / 360	0 day
I-A3(6)	[$40,046,000]	1mL + [ ]	[6.34 / 8.16]	[67 - 78 / 67 - 185]	[23.05%]	Super Senior Floater	Actual / 360	0 day
I-A4(6)	[$250,000,000]	1mL + [ ]	[2.22 / 2.43]	[1 - 78 / 1 - 185]	[23.05%]	Super Senior Floater PT	Actual / 360	0 day
I-A5	[$66,324,000]	1mL + [ ]	[2.22 / 2.43]	[1 - 78 / 1 - 185]	[14.50%]	Senior Support Floater PT	Actual / 360	0 day
I-AIO(6)	[$663,242,000](5)	[] - 1mL	N/A	N/A	N/A	Inverse Interest Only	30 / 360	0 day
I-M1(6)	[$42,664,000]	1mL + [ ]	[4.54 / 5.00]	[40 - 78 / 40 - 147]	[9.00%]	Sub PT	Actual / 360	0 day
I-M2 (6)	[$21,332,000]	1mL + [ ]	[4.47 / 4.88]	[39 - 78 / 39 - 131]	[6.25%]	Sub PT	Actual / 360	0 day
I-M3 (6)	[$21,332,000]	1mL + [ ]	[4.43 / 4.77]	[38 - 78 / 38 - 120]	[3.50%]	Sub PT	Actual / 360	0 day

(1.)	Bond sizes are subject to a permitted variance of ±10% in the aggregate.

(2.)
Each class of Offered Certificates is subject to the applicable Net Funds Cap, as described on page 15. One Month LIBOR (“1mL”) for the Certificates for the first accrual period will be determined two business days prior to the Closing Date. The spread on the Senior Certificates (other than the Class I-AIO Certificates) will increase to 2.0 times the initial margin for such certificates on each Distribution Date occurring after the distribution date on which the 10% Optional Call may be exercised. The spread on the Subordinate Certificates will increase to 1.5 times the initial margin for such certificates on each Distribution Date occurring after the distribution date on which the 10% Optional Call may be exercised. The Class I-AIO Certificates will accrue interest at the lesser of (1) [6.25%] minus 1mL for such Distribution Date and (2) the Net Funds Cap minus the weighted average coupon of the Class I-A1, Class I-A2, Class I-A3, Class I-A4 and the Class I-A5 for such Distribution Date, subject to a minimum rate of 0.00% per annum. On and after the first possible Optional Redemption date, the Class I-AIO will accrue interest at the lesser of (i) [6.00%] minus 1mL and (ii) the excess, if any, of the Net Funds Cap over the weighted average coupon of the Class I-A1, Class I-A2, Class I-A3, Class I-A4, and Class I-A5, multiplied by a fraction whose numerator is the actual number of days in the accrual period and the denominator is 30, for such Distribution Date, subject to a minimum rate of 0.00% per annum.

(3.)
The weighted average lives (“WAL”) and Principal Window (number of months between the first and last principal payment received) assume prepayments occur at the Pricing Speed and the certificates pay on the 25th of each month beginning in June 2007. The WAL to Call assumes the 10% Optional Call is exercised on the first eligible Distribution Date.

(4.)
The initial O/C amount on the Closing Date will equal to approximately [3.50%] of the Cut-Off Date collateral balance. Initial credit support for a class equals (i) the percentage of the certificates (as a product of the mortgage loan balance) subordinate to such class plus (ii) the O/C Target amount. The O/C Target is [3.50%] of Cut-Off Date collateral balance. Rating levels are subject to final approval.

(5.)
The Class I-AIO Certificates will be interest only certificates; such class will not be entitled to payments of principal and will accrue interest on a notional balance, which is based on the combined principal balance of the Class I-A1, Class I-A2, Class I-A3, Class I-A4, and Class I-A5 Certificates. After the distribution date in April 2012, the Class I-AIO Certificates will no longer be entitled to receive distributions of any kind.

(6.)	Not offered under this term sheet.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Transaction Overview
Structure:	Senior/ Subordinate with Overcollateralization.

Pricing Speed:	30% CPR

Mortgage Pool:
The Mortgage Pool consists of conventional, first lien, hybrid adjustable and fixed rate, fully amortizing residential mortgage loans having a total principal balance of approximately $775,724,277 as of the Cut-Off Date. Certain characteristics of the mortgage loans are described on pages 20-34 of this term sheet, subject to a permitted variance of ±10% in the aggregate.

The Issuing Entity will also be issuing certificates from another mortgage pool, which will not be cross-collateralized with the Certificates issued from this Mortgage Pool in any way.

Credit Enhancement:
The initial credit support (“C/E”) for a class equals the (i) percentage of the certificates subordinate to such class plus (ii) the initial overcollateralization (“O/C”) amount. Rating levels are subject to final approval.

Losses that otherwise would be allocated to Class I-A1, Class I-A2, Class I-A3, and Class I-A4 Certificates will be allocated instead to the Class I-A5 Certificates until reduced to zero. The Senior Certificates will have limited protection by means of the subordination of the Subordinate Certificates, as well as overcollateralization and excess interest.

The Class I-A5 Certificates will have the benefit of a certificate guaranty insurance policy issued by [Ambac Assurance Corporation].

Ratings:	All Classes of Senior Certificates are expected to be rated [AAA/Aaa] by two rating agencies.

Issuing Entity:	Lehman XS Trust 2007-10H (the “Trust”)

Closing Date:	June 29, 2007

Cut-Off Date:	June 1, 2007

Distribution Date:	The 25th day of each month, or if the 25th day is not a business day, on the next succeeding business day, beginning on July 25, 2007

Servicing Fee:
Approximately 99.89% of the loans have servicing fee of 0.250% per annum, and approximately 49.20% of the loans have step-up of 0.125% per annum to a rate of 0.375% per annum after the first rate reset date. Approximately 0.06% of the loans have servicing fee of 0.200% per annum, and approximately 0.06% of the loans have servicing fee of 0.375% per annum.

Master Servicer:	Aurora Loan Services LLC (an affiliate of Lehman Brothers, the Seller and the Sponsor)

Servicers:	Aurora Loan Services LLC will service approximately 99.69% of the loans.

Originators:	Lehman Brothers Bank, FSB, originated approximately 98.91% of the loans.

Senior Certificates:	Class I-A1, Class I-A2, Class I-A3, Class I-A4, Class I-A5, and Class I-AIO Certificates

Subordinate Certificates:	Class I-M1, Class I-M2, and Class I-M3 Certificates

The Certificates:	The Senior Certificates and the Subordinate Certificates

Insured Certificates:	Class I-A5 Certificates

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Certificate Insurer:	[Ambac Assurance Corporation] will provide a certificate guaranty insurance policy (the “Policy”) for the Class I-A5 Certificates (the “Insured Certificates”).

The Policy:
The Policy will unconditionally and irrevocably guarantee payment of (i) the outstanding Class Principal Balances of the Insured Certificates on their final maturity date, (ii) the amount of any Realized Losses allocated to the Insured Certificates and (iii) accrued and unpaid interest calculated at the related Interest Rate due on the Insured Certificates, subject to certain terms and conditions set forth in the Policy. The Policy will not provide credit enhancement for any class of certificates other than the Insured Certificates.

On each Distribution Date, the Trustee will calculate to what extent the funds available to make the distributions of principal and interest are insufficient to distribute the amounts due on the Insured Certificates. If an insufficiency exists and it is covered by the Policy, then the Trustee will make a draw on the Policy.

If for any reason the Certificate Insurer does not make the payments required under the Policy, the holders of the Insured Certificates will rely on the Mortgage Loans for their distributions of interest and principal, and certificateholders may suffer a loss.

The Policy does not cover Basis Risk Shortfalls or shortfalls in interest collections on the Mortgage Loans that are attributable to prepayment interest shortfalls or the application of the Servicemembers Civil Relief Act.

SMMEA Eligibility:	The Senior Certificates will be SMMEA eligible.

ERISA Eligibility:	The Senior Certificates are expected to be ERISA eligible.

Interest Rate:
The Interest Rate for the Senior Certificates (other than the Class I-AIO Certificates) and the Subordinate Certificates for any Accrual Period will be equal to the lesser of (1) the rate described in the table on page 3 of this term sheet and (2) the Net Funds Cap (as defined below). The Interest Rate for the Class I-AIO Certificates will equal to the lesser of (i) the rate set on page 3 and (ii) the excess of Net Funds Cap (as defined herein) over the weighted average coupon of Class I-A1, Class I-A2, Class I-A3, Class I-A4, and Class I-A5 Certificates, multiplied by a fraction whose numerator is the actual number of days in the accrual period and the denominator is 30. After the distribution date in April 2012, the Class I-AIO Certificates will no longer be entitled to receive distributions of any kind.

Interest Rate Swap:
An interest rate swap will be purchased for the Trust for the benefit of the Senior Certificates (other than the Class I-AIO Certificates) and the Class I-M1 Certificates. Proceeds derived from the interest rate swap will be applied to pay certain interest shortfalls, cover Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, maintain overcollateralization and pay back any Deferred Amounts, and any applicable interest accrued on such amounts, as further described below.

The [sixty] month interest rate swap will obligate the Trust to pay a strike rate as set forth in the table on page 12 of this termsheet on the swap notional amount in each period. The Trust will receive payments equal to an annual rate of one-month LIBOR on the swap notional amount for each period over the life of the interest rate swap.

Interest Rate Cap:
An interest rate cap will be purchased for the Trust for the benefit of the Senior Certificates (other than the Class I-AIO Certificates) and the Class I-M1 Certificates. Proceeds derived from the interest rate cap will be applied to pay interest certain shortfalls, cover Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, maintain overcollateralization and pay back Deferred Amounts, and any applicable interest accrued on such amounts, as applicable, as further described below.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

The [sixty] month interest rate cap will have a strike rate as set forth in the table on page 9 of this termsheet. It will contribute cash in the event one-month LIBOR rises above its strike rate.

Legal Final Maturity:	July 25, 2037

Optional Redemption:
The transaction can be called by the Master Servicer on any Distribution Date following the month in which the loan principal balance of the Mortgage Loans is reduced to less than 10% of the Cut-Off Date collateral balance.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Principal Payment Priority

I.	Prior to the Stepdown Date, or whenever a Trigger Event is in effect, the Principal Distribution Amount will be paid in the following order of priority:

1)	For deposit into the Swap Account any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty pursuant to the Interest Rate Swap Agreement for the related Distribution Date (not due to a Swap Counterparty Trigger Event and to the extent not distributed previously according to “Interest Payment Priority” below);

2)	To pay pro rata based on Class Principal Amounts as follows:

A)	Sequentially, in the following order:

i)   To the Class I-A1 Certificates until such class has been reduced to zero;

ii)   To the Class I-A2 Certificates until such class has been reduced to zero;

ii)   To the Class I-A3 Certificates until such class has been reduced to zero;

B)	To the Class I-A4 Certificates, until such class has been reduced to zero;

C)	To the Class I-A5 Certificates, until such class has been reduced to zero;

3)	To the Certificate Insurer, any reimbursement amounts owed to the Certificate Insurer with respect to draws made under the Policy with respect to principal.

4)	All remaining amounts will be allocated to the Class I-M1, Class I-M2, and Class I-M3 Certificates, sequentially and in that order, until each such class has been reduced to zero;

5)	For application as part of Monthly Excess Cashflow for such Distribution Date.

II.	On or after the Stepdown Date and as long as a Trigger Event is not in effect, the Principal Distribution Amount will be paid in the following order of priority:

1)
For deposit into the Swap Account any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty pursuant to the Interest Rate Swap Agreement for the related Distribution Date (not due to a Swap Counterparty Trigger Event and to the extent not distributed previously according to “Interest Payment Priority” below);

2)
All amounts will be allocated to the related Senior Certificates (other than the Class I-AIO Certificates), to be paid as described in clause (I)(2) above, provided, however, that principal will only be allocated to the Senior Certificates (other than the Class I-AIO Certificates) until the credit enhancement behind the aggregate Senior Certificates (other than the Class I-AIO Certificates) is equal to two times its initial targeted credit enhancement percentage;

3)	To the Certificate Insurer, any reimbursement amounts owed to the Certificate Insurer with respect to draws made under the Policy with respect to principal.

4)
All remaining amounts will be allocated to the Class I-M1, Class I-M2, and Class I-M3 Certificates, sequentially, and in that order, until the credit enhancement behind each such class is equal to two times the related initial targeted credit enhancement percentage.

5)	For application as part of Monthly Excess Cashflow for such Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Interest Payment Priority

The Interest Rate for the Senior Certificates (other than the Class I-AIO Certificates) and the Subordinate Certificates for any Accrual Period will be equal to the lesser of (1) the rate described in the table on page 3 of this term sheet and (2) the Net Funds Cap (as defined below). The Interest Rate for the Class I-AIO Certificates will equal to the lesser of (i) the rate set on page 3 and (ii) the excess of Net Funds Cap (as defined herein) over the weighted average coupon of Class I-A1, Class I-A2, Class I-A3, Class I-A4, and Class I-A5 Certificates. Interest for the Certificates (other than the Class I-AIO Certificates) will be calculated on an actual/360 basis. Interest for the Class I-AIO Certificates will be calculated on a 30/360 basis.

The “Accrual Period” for the Certificates for each Distribution Date will be the one-month period beginning on the immediately preceding Distribution Date (or on June 25, 2007, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

The aggregate Interest Remittance Amount for each Distribution Date will be allocated in the following priority:

(1)	To pay any related servicing fees, if applicable;
(2)	To the Certificate Insurer, the aggregate certificate insurer premium (together with interest thereon) for the Insured Certificates for such Distribution Date;
(3)	For deposit into the Swap Account, any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty;
(4)	To pay Current Interest and Carryforward Interest to the Senior Certificates pro rata in proportion to such amounts;
(5)
To pay, concurrently, pro-rata, based on amounts due, (a) to the Certificate Insurer, any unreimbursed insured payments with respect to the Insured Certificates, together with interest thereon, and (b) in the priority provided below, to the Senior Certificates, accrued and unpaid interest at the related Interest Rate on any Deferred Amounts previously allocated and not previously paid to such classes and any Deferred Amounts previously allocated to such classes not previously reimbursed;

(6)	To pay Current Interest and Carryforward Interest to the Subordinate Certificates sequentially in order of priority;
(7)
Any interest remaining from interest remittance will be deemed “Monthly Excess Interest” and, together with amounts remaining from the principal remittance amount after the application of the priorities set forth above under “Principal Payment Priority”, “ Cap Payment Priority” and “Swap Payment Priority” will be distributed as follows:

i)	To pay Current Interest and Carryforward Interest to the Senior Certificates on a pro rata basis, based on amounts due, to the extent not paid above;
ii)	To pay Current Interest and Carryforward Interest to the Subordinate Certificates, sequentially, in order of seniority to the extent unpaid above;
iii)	To pay to the Trustee previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the trust agreement;
iv)
To pay to the Senior Certificates (other than the Class I-AIO Certificates), in proportion to the aggregate Class Principal Amount of the Senior Certificates, after giving effect to principal distributions described above, up to a specified target amount for such Distribution Date, to the Senior Certificates (other than the Class I-AIO Certificates), in each case in accordance with the priorities set forth under “Principal Payment Priority” above, in reduction of their respective Class Principal Amounts, until reduced to zero;

v)
To pay to the Subordinate Certificates, in reduction of their respective Class Principal Amounts, after giving effect to principal distributions described above, sequentially, in order of seniority, up to a specified target amount for such Distribution Date in accordance with the priorities set forth under “Principal Payment Priority” above, until each such class has been reduced to zero;

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

vi)
To pay concurrently, to the Senior Certificates (other than the Class I-AIO Certificates), pro rata in proportion to such amounts, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid pursuant to clause (6) of Swap Payment Priority below and clause (4) of Cap Payment Priority below;

vii)
To the Class I-M1, Class I-M2, and Class I-M3 Certificates, sequentially and in that order, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts to the extent unpaid pursuant to clause (7) of Swap Payment Priority and clause (5) of Cap Payment Priority below;

viii)
Concurrently, on a pro-rata basis, to the Senior Certificates (other than the Class I-AIO Certificates) any Deferred Amounts and interest on such Deferred Amounts, in proportion to such Deferred Amounts;

ix)	To the Class I-M1, Class I-M2, and Class I-M3 Certificates, sequentially and in that order any Deferred Amounts;
x)	To pay the holder of the Class X Certificates in accordance with the trust agreement; and
xi)	To the Class R Certificates, any remaining amounts.

The “Principal Distribution Amount” for any Distribution Date and for each Mortgage Pool is an amount equal to the Principal Remittance Amount for such date for such Mortgage Pool minus the Overcollateralization Release Amount attributable to such Mortgage Pool based on the Senior Proportionate Percentage for such Mortgage Pool, if any, for such Distribution Date.

The “Overcollaterlization Release Amount” for any Distribution Date is an amount equal to the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date exceeds (2) the OC Target (as defined below).

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Interest Rate Cap Agreement

An Interest Rate Cap will be purchased for the Trust for the benefit of the Senior Certificates (other than the Class I-AIO Certificates) and the Class I-M1 Certificates. Proceeds derived from the Interest Rate Cap will be applied to pay certain interest shortfalls, cover Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, maintain overcollateralization and pay back Deferred Amounts, and any applicable interest accrued on such amounts, as applicable, as further described below. The [sixty] month Interest Rate Cap will contribute cash in the event one-month LIBOR rises above [6.75]% per annum, “the strike rate”. The Notional Balance of the Interest Rate Cap will be equal to the lesser of (i) the aggregate Class Principal Amount of the Senior Certificates (other than the Class I-AIO Certificates) and the Class I-M1 Certificates or (ii) the following schedule:

Period	Approximate Notional Balance ($)	Period	Approximate Notional Balance ($)
1	0	32	80,799,875
2	0	33	79,934,764
3	0	34	79,002,854
4	0	35	78,000,497
5	0	36	76,821,039
6	0	37	75,552,036
7	0	38	74,424,209
8	0	39	73,260,738
9	0	40	72,066,569
10	0	41	70,846,290
11	0	42	69,604,159
12	0	43	68,344,120
13	35,239,364	44	67,069,823
14	36,683,289	45	65,784,643
15	37,981,728	46	64,491,695
16	39,125,586	47	63,193,851
17	40,124,868	48	61,893,754
18	40,989,039	49	60,593,835
19	41,727,044	50	59,296,323
20	42,347,340	51	58,003,261
21	42,850,884	52	56,716,513
22	43,259,229	53	55,437,781
23	43,572,548	54	54,099,518
24	43,766,336	55	52,824,327
25	84,271,966	56	51,580,374
26	84,120,834	57	50,200,162
27	83,836,869	58	48,817,423
28	83,431,500	59	35,209,225
29	82,915,429	60	19,532,323
30	82,298,664	61 and thereafter	0
31	81,590,564

On each Payment Date, the cap provider will make payments equal to the product of (a) the excess, if any, of one-month LIBOR for such determination date over the strike rate, (b) the actual number of days in the corresponding accrual period for the transaction divided by 360, and (c) the lesser of the notional balance set forth above and the Class Principal Amount of the Senior Certificates (other than the Class I-AIO Certificates) and the Class I-M1 Certificates. Payments received under the Interest Rate Cap will only be available to benefit the Senior Certificates (other than the Class I-AIO Certificates), the Class I-M1 Certificates, or, in certain cases, the Class X Certificates. The Cap Counterparty will have a rating of at least “A’ from S&P, Moody’s, and Fitch.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Cap Payment Priority

Amounts in the Cap Account will be distributed as follows:

1) to the Senior Certificates (other than the Class I-AIO Certificates), in respect of Current Interest and Carryforward Interest, to the extent unpaid from Interest Remittance Amount pro rata in proportion to such remaining amounts;

2) to the Class I-M1 Certificates, in respect of Current Interest and Carryforward Interest, to the extent unpaid from Interest Remittance Amount;

3) to the Senior Certificates (other than the Class I-AIO Certificates) and the Class I-M1 Certificates, an amount needed to maintain the target overcollateralization amount to the extent unpaid pursuant to Principal Payment Priority above;

4) to the Senior Certificates (other than the Class I-AIO Certificates), any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls remaining unpaid in proportion to such amounts;

5) to the Class I-M1 Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls remaining unpaid;

6) to the Senior Certificates (other than the Class I-AIO Certificates), Deferred Amounts and interest on such Deferred Amounts, in proportion to such Deferred Amounts;

7) to the Class I-M1 Certificates, Deferred Amounts;

8) to the Class X Certificates, any remaining amount.

With respect to each Distribution Date the sum of all amounts distributed pursuant to clauses (3), (6) and (7) of Cap Payment Priority above and clauses (5), (8) and (9) of Swap Payment Priority below shall not exceed cumulative realized losses incurred, as reduced by amounts previously distributed pursuant to such clauses.

A Swap or Cap Counterparty shall have (a) either (i) the unsecured, short-term debt obligations rated at least “A-1” by S&P or (ii) if the counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations rated at least “A+” by S&P, (b) either (i) the unsecured, long-term senior debt obligations rated at least “A1” by Moody’s (and if rated “A1” by Moody’s, such rating is not on watch for possible downgrade to below “A1”) and the unsecured, short-term debt obligations rated at least “P-1” by Moody’s (and if rated “P-1” by Moody’s, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such counterparty does not have a short-term debt rating from Moody’s, the unsecured, long-term senior debt obligations rated at least “Aa3” by Moody’s (and if rated “Aa3” by Moody’s, such rating is not on watch for possible downgrade to below “Aa3”), and (c) either (i) the unsecured, long-term senior debt obligations are rated at least “A” by Fitch or (ii) the unsecured, short-term debt obligations are rated at least “F1” by Fitch.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Interest Rate Swap Agreement

The [sixty] month Interest Rate Swap Agreement (the “Swap Agreement”) will obligate the Trust to pay a predetermined annual rate as set forth in the table below on the swap notional amount (as shown below) in each period. The strike rate shown below is not final and is subject to change. The Trust will receive payments equal to an annual rate of one-month LIBOR on the swap notional amount for each period over the life of the Swap Agreement. Payments on both legs of the swap are calculated on an actual/360 basis. The payments will be netted against each other each month (the “Net Swap Payment”) and will be deposited into an account (the “Swap Account”). The Swap Agreement will be purchased for the benefit of the Senior Certificates (other than Class I-AIO Certificates) and the Class I-M1 Certificates.

Period	Approximate Notional Balance ($)	Strike Rate (%)	Period	Approximate Notional Balance ($)	Strike Rate (%)
1	0	5.422	32	149,725,901	5.559
2	680,930,934	5.432	33	142,426,396	5.567
3	656,835,970	5.452	34	135,482,590	5.576
4	633,592,988	5.440	35	128,859,381	5.585
5	611,171,881	5.438	36	122,361,762	5.594
6	589,543,604	5.439	37	116,119,815	5.603
7	568,680,138	5.455	38	110,458,035	5.613
8	548,554,455	5.458	39	105,072,177	5.623
9	529,140,480	5.458	40	99,948,799	5.632
10	510,413,059	5.445	41	95,075,114	5.642
11	492,347,929	5.438	42	90,438,960	5.650
12	474,921,682	5.432	43	86,028,763	5.658
13	422,872,373	5.426	44	81,833,517	5.666
14	404,966,277	5.426	45	77,842,748	5.673
15	388,034,620	5.427	46	74,046,496	5.679
16	371,810,472	5.433	47	70,435,283	5.685
17	356,264,284	5.440	48	67,000,094	5.691
18	341,367,739	5.446	49	63,732,352	5.698
19	327,093,702	5.456	50	60,623,900	5.706
20	313,416,173	5.464	51	57,666,976	5.713
21	300,260,944	5.471	52	54,854,197	5.721
22	287,704,803	5.477	53	52,178,539	5.728
23	275,673,412	5.485	54	49,570,010	5.735
24	263,956,477	5.493	55	47,135,372	5.742
25	212,435,581	5.498	56	44,836,008	5.748
26	202,080,537	5.506	57	42,522,015	5.754
27	192,230,016	5.515	58	40,307,100	5.760
28	182,859,446	5.524	59	28,345,755	5.766
29	173,945,452	5.533	60	15,336,726	5.771
30	165,465,794	5.542	61 and thereafter	0	5.183
31	157,399,319	5.550

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Swap Payment Priority
Amounts in the Swap Account will be distributed as follows:

1) to the Swap Counterparty any Net Swap Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement for the related Distribution Date, to the extent unpaid from the Interest Remittance Amount and the Principal Distribution Amount;

2) to the Swap Counterparty, any unpaid Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement to the extent unpaid from the Interest Remittance Amount and the Principal Distribution Amount;

3) to the Senior Certificates (other than the Class I-AIO Certificates) in respect of Current Interest and Carryforward Interest, to the extent unpaid from Interest Remittance Amount and the Interest Rate Cap, pro rata in proportion to such remaining amounts;

4) to the Class 1-M1 Certificates in respect of Current Interest and Carryforward Interest, to the extent unpaid from Interest Remittance Amount and the Interest Rate Cap;

5) to the Senior Certificates (other than the Class I-AIO Certificates) and the Class I-M1 Certificates, an amount needed to maintain the target overcollateralization amount to the extent unpaid after distributions pursuant to clause (3) of Cap Payment Priority above;

6) to the Senior Certificates (other than the Class I-AIO Certificates), any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls remaining unpaid after distributions pursuant to clause (4) of Cap Payment Priority above, pro rata in proportion to such remaining amounts;

7) to the Class I-M1 Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls remaining unpaid after distributions pursuant to clause (5) of Cap Payment Priority above;

8) to the Senior Certificates (other than the Class I-AIO Certificates), Deferred Amounts and interest thereon after distributions pursuant to clause (6) of Cap Payment Priority above, pro rata, in proportion to such amounts;

9) to the Class I-M1 Certificates, Deferred Amounts after distributions pursuant to clause (7) of Cap Payment Priority above;

10) if applicable, for application to the purchase of a replacement Swap Agreement;

11) to the Swap Counterparty unpaid Swap Termination Payment triggered by a Swap Counterparty Trigger event owed to the Swap Counterparty pursuant to the Swap Agreement; and

12) to the Class X Certificates, any remaining amount.

With respect to each Distribution Date the sum of all amounts distributed pursuant to clauses (3), (6) and (7) of Cap Payment Priority above and clauses (5), (8) and (9) of Swap Payment Priority below shall not exceed cumulative realized losses incurred, as reduced by amounts previously distributed pursuant to such clauses.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Other Definitions

Current Interest

The “Current Interest” for any Class of Certificates for any Distribution Date will be the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount or Notional Amount of that Class.

Carryforward Interest

The “Carryforward Interest” for each Class of Certificates for any Distribution Date will be the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate without regard to the Net Funds Cap.

Net Funds Cap

The “Net Funds Cap” for each Distribution Date and each class will be an annual rate equal to a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (x) the Optimal Interest Remittance Amount (as defined below) for such date over (y) the sum of (i) the Certificate Insurer Premium due to the Certificate Insurer for such date and (ii) any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty for such Distribution Date and (2) 12, and the denominator of which is the pool balance for the immediately preceding Distribution Date multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

The “Optimal Interest Remittance Amount” with respect to each Distribution Date will be equal to the product of (A) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans as of the first day of the related collection period divided by 12 and (B) the pool balance for the immediately preceding Distribution Date.

The “Net Mortgage Rate” with respect to any Mortgage Loan will be the Mortgage Rate thereof reduced by the servicing fee rate.

Basis Risk Shortfall

The “Basis Risk Shortfall” with respect to any Class of Certificates and each Distribution Date will be the excess of (a) the amount of interest payable to a Class of Certificates (other than the Class I-AIO Certificates), as calculated at the applicable interest rate, without regard to the Net Funds Cap, over (b) the amount calculated at the Net Funds Cap.

The “Unpaid Basis Risk Shortfall” for any Class of Certificates (other than the Class I-AIO Certificates) on any Distribution Date will be the aggregate of all Basis Risk Shortfalls for such Class for all previous Distribution Dates, together with interest thereon at the applicable Interest Rate (without regard to the Net Funds Cap), less all payments made with respect to such Class of Certificates in respect of such Basis Risk Shortfalls on or prior to such Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Other Definitions (continued)

Trigger Events

A “Trigger Event” will have occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds [ ]% of the Senior Enhancement Percentage for that Distribution Date, or if the Cumulative Realized Losses exceed:

Distribution Date	Loss Percentage

May 2010 to April 2011	[ ]% for the first month, plus an additional 1/12th of [ ]% for each month thereafter

May 2011 to April 2012	[ ]% for the first month, plus an additional 1/12th of [ ]% for each month thereafter

May 2012 to April 2013	[ ]% for the first month, plus an additional 1/12th of [ ]% for each month thereafter

May 2013 and thereafter	[ ]%

The “Rolling Three Month Delinquency Rate” with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

The “Delinquency Rate” for any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of (i) all Mortgage Loans 60 or more days delinquent (including all Mortgage Loans 60 or more days delinquent for which the Mortgagor has filed for bankruptcy after the closing date) and (ii) each Mortgage Loan in foreclosure and all REO properties as of the close of business on the last day of such month, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month.

The “Cumulative Realized Losses” with respect to any Distribution Date will be equal to the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date Balance of the loans..

The “Senior Enhancement Percentage” for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Subordinate Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate loan balance, after giving effect to distributions on that Distribution Date.

The “Stepdown Date” is the earlier of (x) the first Distribution Date following the Distribution Date on which the Class Principal Amounts of the Senior Certificates have been reduced to zero or (y) the later of (i) the Distribution Date upon which the Senior Enhancement Percentage (as defined herein) is greater than or equal to approximately [29.00]% (the “Targeted Senior Enhancement Percentage”) or (ii) the 37th Distribution Date.

The “Overcollateralization Amount” for any Distribution Date is the amount, if any, by which the pool balance exceeds the aggregate Class Principal Amount of the Certificates after giving effect to distributions on that Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Other Definitions (continued)

Losses

Losses are allocated in the following order: excess spread, overcollateralization, the Subordinate Certificates in inverse order of priority, and then the Senior Certificates (other than the Class I-AIO Certificates), on a pro rata basis, based on Class Principal Amounts provided, however, that losses that would otherwise reduce the principal amounts of the Class I-A1, Class I-A2, Class I-A3, and Class I-A4 Certificates will first reduce the principal amount of the Class I-A5 Certificates until reduced to zero. The allocation of losses to a class will result in a writedown of its principal amount and is referred to as an “Applied Loss Amount”.

Deferred Amount & Subsequent Recoveries

With respect to each Distribution Date, the “Deferred Amount” for each Class will be equal to the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (i) the aggregate of amounts previously distributed in reimbursement thereof and (ii) the amount by which the Principal Amount of such class has been increased due to Subsequent Recoveries.

A “Subsequent Recovery” is an amount recovered with respect to a Mortgage Loan after it has been liquidated and the loss has been passed through to the Trust. Subsequent Recoveries will increase the principal amount of classes which have been allocated an Applied Loss Amount, in order of seniority, by an amount equal to the lesser of (i) the outstanding Deferred Amount for such class and (ii) the amount of Subsequent Recoveries available after application to more senior classes. Funds related to Subsequent Recoveries will be included in the remittance amount for the related Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Credit Enhancement

Subordination

The Senior Certificates will have limited protection by means of the subordination of the Subordinate Certificates. The Senior Certificates will have the preferential right to receive interest due to them and principal available for distribution over Classes having a lower priority of distribution. Each Class of Subordinate Certificates will be senior to all other Classes of Subordinate Certificates with a higher numerical designation. If on any Distribution Date after giving effect to all realized losses and distributions of principal on such Distribution Date, the aggregate Certificate Principal Amount exceeds the aggregate loan balance and there is no excess interest, the Certificates will be reduced by the Applied Loss Amount in inverse order of priority of distribution, until the Class I-M3 Certificates, the Class I-M2 Certificates, the Class I-M1 Certificates and then the Senior Certificates (other than the Class I-AIO Certificates, pro-rata based on Class Principal Amounts) have been reduced to zero, provided, however, that losses that would otherwise reduce the principal amounts of the Class I-A1, Class I-A2, Class I-A3, and Class I-A4 Certificates will first reduce the principal amount of the Class I-A5 Certificates until reduced to zero.

Overcollateralization

Excess interest may be used to pay down the Certificates so the aggregate loan balance exceeds the aggregate Certificate Principal Amount (Overcollateralization or “OC”). Excess interest will be used to create and maintain the OC Target.

The “OC Target” with respect to any Distribution Date (x) prior to the Stepdown Date is an amount equal to [3.50]% of the aggregate Pool Balance as of the Cut-off Date and (y) for any Distribution Date on or after the Stepdown Date, is equal to the greater of (1) the lesser of (a) [3.50]% of the aggregate Pool Balance as of the Cut-off Date and (b) the product of [7.00]% of the aggregate Pool Balance as of the last day of the Collection Period and (2) the OC Floor; provided, however, for any Distribution Date on or after the Stepdown Date and for which a Trigger Event is in effect, the OC Target will be equal to the OC Target in effect for the immediately preceding Distribution Date.

The “OC Floor” is an amount equal to [0.35]% of the aggregate Cut-off Date collateral balance.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Contacts

MBS Trading and Structuring	Rich McKinney	(212) 526-8320
	Khalil Kanaan	(212) 526-8320
	Sandeep Bharatwaj	(212) 526-8320

MBS Banking	Mike Hitzmann	(212) 526-5806
	Lei Tie	(212) 526-2751

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

LXS 2007-10H Collateral Summary - Group I *
Total Number of Loans	3,039	Occupancy Status
Total Outstanding Loan Balance	$ 775,724,277	Primary Home	54.51% ± 1.00%
Average Loan Principal Balance	$ 255,256 ± 3.00%	Investment	35.37% ± 1.00%
Percentage of Loans with Prepayment Penalties	54.50% ± 1.00%	Second Home	10.12% ± 1.00%
Weighted Average Coupon	8.921% ± 0.050%
Weighted Average Margin	2.573% ± 0.050%
Weighted Average Original Term (mo.)	360 ± 1	Geographic Distribution
Weighted Average Remaining Term (mo.)	359 ± 1	(Other states account individually for less than
Weighted Average Loan Age (mo.)	1 ± 1	5% of the Cut-off Date principal balance.)
Weighted Average Original LTV	97.63% ± 1.00%	CA	18.24% ± 1.50%
Original LTV > 80 and no MI (whole pool)	84.85% ± 0.20%	FL	11.91% ± 1.50%
Non-Zero Weighted Average FICO	710 ± 2	NV	5.95% ± 1.50%
		IL	5.86% ± 1.50%
Prepayment Penalty (years)		AZ	5.70% ± 1.50%
None	45.50% ± 1.00%
0.001 - 1.000	6.87% ± 1.00%
1.001 - 2.000	0.17% ± 1.00%	Lien Position
2.001 - 3.000	47.46% ± 1.00%	First	100.00%

* The Mortgage Loan data is shown herein as of the applicable Statistical Cut-Off Date for each Mortgage Loan. Mortgage Loans may be removed from or added to the mortgage pool which may change its collateral principal balance by as much as 5% of the mortgage pool shown above.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group I (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Scheduled Principal Balances
($)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
0.01 to 50,000.00	41	$1,775,586.19	0.23%
50,000.01 to 100,000.00	361	27,917,478.42	3.60
100,000.01 to 150,000.00	550	69,987,076.45	9.02
150,000.01 to 200,000.00	487	85,764,732.84	11.06
200,000.01 to 250,000.00	396	89,633,421.91	11.55
250,000.01 to 300,000.00	277	76,107,379.21	9.81
300,000.01 to 350,000.00	208	67,583,151.87	8.71
350,000.01 to 400,000.00	110	41,353,167.73	5.33
400,000.01 to 450,000.00	152	65,329,057.41	8.42
450,000.01 to 500,000.00	185	88,305,402.77	11.38
500,000.01 to 550,000.00	86	45,344,704.15	5.85
550,000.01 to 600,000.00	81	46,622,093.34	6.01
600,000.01 to 650,000.00	62	38,879,951.55	5.01
650,000.01 to 700,000.00	20	13,456,208.59	1.73
700,000.01 to 750,000.00	18	13,127,600.00	1.69
850,000.01 to 900,000.00	3	2,621,407.12	0.34
900,000.01 to 950,000.00	1	940,500.00	0.12
950,000.01 to 1,000,000.00	1	975,357.65	0.13
Total:	3,039	$775,724,277.20	100.00%

Minimum: $31,930
Maximum: $975,357
Average:  $255,256

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group I (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Mortgage Rates
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
5.501 to 6.000	2	$688,903.42	0.09%
6.001 to 6.500	2	1,425,456.40	0.18
6.501 to 7.000	44	20,016,394.24	2.58
7.001 to 7.500	134	43,137,620.71	5.56
7.501 to 8.000	403	126,845,232.11	16.35
8.001 to 8.500	491	128,923,830.85	16.62
8.501 to 9.000	617	149,113,423.46	19.22
9.001 to 9.500	401	89,437,549.93	11.53
9.501 to 10.000	390	90,335,683.77	11.65
10.001 to 10.500	226	53,087,794.75	6.84
10.501 to 11.000	154	35,582,704.79	4.59
11.001 to 11.500	87	18,163,372.60	2.34
11.501 to 12.000	26	6,389,295.15	0.82
12.001 to 12.500	16	3,618,861.84	0.47
12.501 to 13.000	9	1,937,445.96	0.25
13.001 to 13.500	7	1,318,733.00	0.17
13.501 to 14.000	9	2,056,385.00	0.27
14.001 to 14.500	7	1,852,201.00	0.24
14.501 to 15.000	7	1,140,400.00	0.15
15.001 to 15.500	4	389,988.22	0.05
15.501 to 16.000	3	263,000.00	0.03
Total:	3,039	$775,724,277.20	100.00%

Minimum:  5.750%
Maximum: 15.825%
Weighted Average: 8.921%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group I (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Original Terms to Stated Maturity
(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
360	3,039	$775,724,277.20	100.00%
Total:	3,039	$775,724,277.20	100.00%
Minimum: 360 Maximum: 360 Weighted Average: 360
Remaining Terms to Stated Maturity
(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
337 to 360	3,039	$775,724,277.20	100.00%
Total:	3,039	$775,724,277.20	100.00%
Minimum: 337 Maximum: 360 Weighted Average: 359
Seasoning
(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
None	384	$170,697,801.00	22.00%
1 to 12	2,653	604,394,196.75	77.91
13 to 23	2	632,279.45	0.08
Total:	3,039	$775,724,277.20	100.00%

Minimum:    0
Maximum:   23
Weighted Average: 1

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group I (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Original Loan-to-Value Ratio
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
40.01 to 50.00	1	$250,000.00	0.03%
80.01 to 90.00	314	95,074,542.91	12.26
90.01 to 100.00	2,724	680,399,734.29	87.71
Total:	3,039	$775,724,277.20	100.00%
Minimum: 50.00% Maximum: 100.00% Weighted Average: 97.63%

Combined Original Loan-to-Value Ratio
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
45.01 to 50.00	1	$250,000.00	0.03%
80.01 to 85.00	53	17,591,131.96	2.27
85.01 to 90.00	261	77,483,410.95	9.99
90.01 to 95.00	534	144,249,522.01	18.60
95.01 to 100.00	2,190	536,150,212.28	69.12
Total:	3,039	$775,724,277.20	100.00%
Minimum: 50.00% Maximum: 100.00% Weighted Average: 97.64%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group I (continued)
Collateral characteristics are listed below as of the Cut-Off Date

FICO Score
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
581 to 600	3	$1,061,528.61	0.14%
601 to 620	7	2,577,332.02	0.33
621 to 640	127	31,481,148.22	4.06
641 to 660	181	53,774,821.39	6.93
661 to 680	557	148,857,845.16	19.19
681 to 700	396	119,581,684.52	15.42
701 to 720	353	92,478,947.83	11.92
721 to 740	445	111,642,589.30	14.39
741 to 760	388	88,880,873.60	11.46
761 to 780	322	71,782,766.11	9.25
781 to 800	196	39,671,891.62	5.11
801 to 820	64	13,932,848.82	1.80
Total:	3,039	$775,724,277.20	100.00%
Minimum: Maximum: Weighted Average:	589 815 710

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group I (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Loan Purpose
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Purchase	2,573	$638,551,845.93	82.32%
Cash Out Refinance	319	92,349,680.54	11.90
Rate/Term Refinance	147	44,822,750.73	5.78
Total:	3,039	$775,724,277.20	100.00%

Property Type
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Single Family	1,793	$435,331,451.06	56.12%
Planned Unit Development	610	178,594,929.36	23.02
Two-to-Four Family	362	90,385,884.21	11.65
Condominium	274	71,412,012.57	9.21
Total:	3,039	$775,724,277.20	100.00%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group I (continued)
Collateral characteristics are listed below as of the Cut-Off Date

States - Top 10
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
CA	307	$141,496,073.00	18.24%
FL	345	92,383,533.29	11.91
NV	137	46,132,003.55	5.95
IL	168	45,419,689.92	5.86
AZ	148	44,217,440.49	5.70
UT	132	35,486,374.57	4.57
TX	248	34,661,898.44	4.47
CO	156	32,746,623.58	4.22
NY	69	25,752,647.64	3.32
GA	145	25,538,803.86	3.29
Other	1,184	251,889,188.86	32.47
Total:	3,039	$775,724,277.20	100.00%

Interest Only Loan Term
(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
None	990	$183,085,571.75	23.60%
36	1	432,400.00	0.06
60	120	27,718,293.03	3.57
120	1,928	564,488,012.42	72.77
Total:	3,039	$775,724,277.20	100.00%

Balloon Loan Flag
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Fully Amortizing	3,039	$775,724,277.20	100.00%
Total:	3,039	$775,724,277.20	100.00%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group I (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Prepayment Penalty Term in Years
(Years)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
None	1,301	$352,978,363.30	45.50%
0.333	2	358,828.01	0.05
0.417	28	4,046,943.57	0.52
0.500	69	14,349,456.83	1.85
1.000	142	34,517,816.07	4.45
2.000	7	1,295,263.29	0.17
3.000	1,490	368,177,606.13	47.46
Total:	3,039	$775,724,277.20	100.00%

Documentation Type
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Stated Documentation	1,689	$467,487,248.81	60.26%
Full Documentation	858	155,853,646.17	20.09
No Ratio Documentation	450	140,814,636.92	18.15
No Documentation	42	11,568,745.30	1.49
Total:	3,039	$775,724,277.20	100.00%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group I (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Product Type
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
2/28 ARM (LIBOR)	6	$993,482.84	0.13%
3/27 ARM (LIBOR)	15	3,245,395.33	0.42
5/25 ARM (LIBOR)	2,222	600,483,937.60	77.41
3/1 ARM (LIBOR)	2	493,400.00	0.06
5/1 ARM (LIBOR)	20	6,515,871.65	0.84
10/20 ARM (LIBOR)	27	11,819,848.30	1.52
10/1 ARM (LIBOR)	11	5,148,639.75	0.66
7/23 ARM (LIBOR)	46	17,457,043.68	2.25
7/1 ARM (LIBOR)	3	754,945.45	0.10
Fixed Rate	687	128,811,712.60	16.61
Total:	3,039	$775,724,277.20	100.00%

Originator
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
AURORA LOAN SERVICES LLC	3,002	$767,290,687.57	98.91%
NEW CENTURY CAPITAL CORP.	15	2,981,591.82	0.38
MORTGAGE IT	15	2,696,151.41	0.35
BANK OF AMERICA MORTGAGE	1	975,357.65	0.13
MERIDIAS CAPITAL	3	657,990.00	0.08
COUNTRYWIDE	1	450,098.75	0.06
FIFTH THIRD BANK	1	432,400.00	0.06
BNC	1	240,000.00	0.03
Total:	3,039	$775,724,277.20	100.00%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group I (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Index
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Fixed Rate	687	$128,811,712.60	16.61%
1 Year LIBOR (WSJ/1 Mo Lead)	36	12,912,856.85	1.66
6 Month LIBOR (1st Business Day)	2,316	633,999,707.75	81.73
Total:	3,039	$775,724,277.20	100.00%
Gross Margin
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Less than or equal to 1.000	687	$128,811,712.60	16.61%
1.501 - 2.000	1	645,000.00	0.08
2.001 - 2.500	744	247,598,649.17	31.92
2.501 - 3.000	1,586	394,430,037.26	50.85
4.501 - 5.000	20	4,110,623.51	0.53
5.001 - 5.500	1	128,254.66	0.02
Total:	3,039	$775,724,277.20	100.00%

Minimum: 2.000%
Maximum: 5.500%
Non-Zero Weighted Average: 2.573%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group I (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Initial Periodic Rate Cap
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
0.000	687	$128,811,712.60	16.61%
2.000	23	4,732,278.17	0.61
5.000	34	12,419,456.85	1.60
6.000	2,295	629,760,829.58	81.18
Total:	3,039	$775,724,277.20	100.00%

Minimum: 2.000%
Maximum: 6.000%
Non-Zero Weighted Average: 5.952%

Subsequent Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
0.000	687	$128,811,712.60	16.61%
2.000	2,352	646,912,564.60	83.39
Total:	3,039	$775,724,277.20	100.00%

Minimum: 2.000%
Maximum: 2.000%
Non-Zero Weighted Average: 2.000%			(1)

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group I (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Maximum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Less than or equal to 0.000	687	$128,811,712.60	16.61%
11.001 - 11.500	2	1,425,456.40	0.18
11.501 - 12.000	3	1,492,875.00	0.19
12.001 - 12.500	2	1,081,500.00	0.14
12.501 - 13.000	41	19,688,412.57	2.54
13.001 - 13.500	109	38,796,403.31	5.00
13.501 - 14.000	308	107,749,926.01	13.89
14.001 - 14.500	398	111,033,018.92	14.31
14.501 - 15.000	487	125,535,105.66	16.18
15.001 - 15.500	290	70,764,295.21	9.12
15.501 - 16.000	287	71,116,191.13	9.17
16.001 - 16.500	185	44,477,133.99	5.73
16.501 - 17.000	121	28,250,170.38	3.64
17.001 - 17.500	55	11,580,890.43	1.49
17.501 - 18.000	10	3,009,367.00	0.39
18.001 - 18.500	11	2,176,498.41	0.28
18.501 - 19.000	9	1,937,445.96	0.25
19.001 - 19.500	6	1,265,900.00	0.16
Greater than or equal to 19.501	28	5,531,974.22	0.71
Total:	3,039	$775,724,277.20	100.00%

Minimum: 11.125%
Maximum: 21.825%
Non-Zero Weighted Average: 14.854%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group I (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Floor
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Less than or equal to 1.000	687	$128,811,712.60	16.61%
1.501 - 2.000	1	645,000.00	0.08
2.001 - 2.500	649	213,500,453.39	27.52
2.501 - 3.000	58	22,178,980.33	2.86
3.001 - 3.500	19	7,170,020.00	0.92
3.501 - 4.000	6	2,342,471.45	0.30
4.001 - 4.500	5	554,874.00	0.07
5.001 - 5.500	1	61,000.00	0.01
6.501 - 7.000	4	1,681,350.00	0.22
7.001 - 7.500	23	5,718,168.57	0.74
7.501 - 8.000	90	25,878,709.03	3.34
8.001 - 8.500	197	53,876,663.09	6.95
8.501 - 9.000	349	86,279,185.01	11.12
9.001 - 9.500	241	58,366,918.21	7.52
9.501 - 10.000	284	70,429,391.13	9.08
10.001 - 10.500	185	44,477,133.99	5.73
10.501 - 11.000	121	28,250,170.38	3.64
11.001 - 11.500	55	11,580,890.43	1.49
11.501 - 12.000	10	3,009,367.00	0.39
12.001 - 12.500	11	2,176,498.41	0.28
12.501 - 13.000	9	1,937,445.96	0.25
13.001 - 13.500	6	1,265,900.00	0.16
13.501 - 14.000	8	1,936,385.00	0.25
14.001 - 14.500	7	1,852,201.00	0.24
Greater than or equal to 14.501	13	1,743,388.22	0.22
Total:	3,039	$775,724,277.20	100.00%

Minimum: 2.000%
Maximum: 15.825%
Non-Zero Weighted Average: 6.717%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group I (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Next Rate Adjustment Date
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
None	687	$128,811,712.60	16.61%
2008-07	1	432,400.00	0.06
2009-02	1	128,254.66	0.02
2009-04	1	171,500.00	0.02
2009-05	2	453,768.18	0.06
2009-06	2	239,960.00	0.03
2010-03	1	249,900.00	0.03
2010-04	1	108,444.92	0.01
2010-05	8	1,356,865.41	0.17
2010-06	6	1,591,185.00	0.21
2011-11	3	1,467,986.26	0.19
2011-12	19	3,818,223.04	0.49
2012-01	16	3,527,112.20	0.45
2012-02	28	6,221,667.63	0.80
2012-03	71	15,213,244.87	1.96
2012-04	630	137,452,936.32	17.72
2012-05	1,188	301,731,346.93	38.90
2012-06	286	137,287,292.00	17.70
2014-04	1	189,900.00	0.02
2014-05	21	8,253,056.13	1.06
2014-06	28	10,049,033.00	1.30
2016-12	2	319,500.00	0.04
2017-01	1	450,098.75	0.06
2017-03	1	103,300.00	0.01
2017-04	1	426,982.87	0.06
2017-05	12	6,745,535.43	0.87
2017-06	21	8,923,071.00	1.15
Total:	3,039	$775,724,277.20	100.00%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

$ [] LEHMAN XS TRUST, SERIES 2007-10H SENIOR/SUBORDINATE CERTIFICATES
GROUP II

Lehman Brothers Holdings Inc.
(Sponsor and Seller)

Structured Asset Securities Corporation
(Depositor)

LaSalle Bank National Association
(Trustee)

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Before you invest, you should read the term sheet supplement dated April 20, 2007 and the prospectus dated May 22, 2007 (this may be obtained on Lehman Brothers’ web site http://www.lehman.com/pub/sasco) conveyed with this document as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. See the information in the legend below to learn how to get these documents.

Risk Factors

The Certificates will be subject to certain risks. You should carefully consider the information provided under “Risk Factors” in the terms sheet supplement dated April 20, 2007 and the prospectus dated May 22, 2007 which is conveyed with this document.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.
2

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Bond Summary

Class	Approximate Size ($) (1)	Initial Coupon (2)	Est. WAL (yrs.) Call/Mat(3)	Principal Window (mths.) to Call/Mat (3)	Approx. Initial C/E (4)	Principal Type	Interest Accrual Convention	Delay
II-A1	[$95,615,000]	1mL + [0.14%]	[]	[]	[45.00%]	Super Senior Floater	Actual / 360	0 day
II-A2	[$35,000,000]	[7.50%]	[]	[]	[45.00%]	Super Senior Fixed	30 / 360	24 day
II-A3	[$35,622,000]	1mL + []	[]	[]	[30.00%]	Senior Mezz. Floater	Actual / 360	0 day
II-A4	[$35,622,000]	1mL + []	[]	[]	[15.00%]	Senior Support Floater	Actual / 360	0 day
II-AIO (5)	[$166,859,000](6)	[] - 1mL	N/A	N/A	N/A	Inverse Interest Only	30 / 360	24 day
II-M1(5)	[$16,267,000]	[]	[]	[]	[]	Sub Fixed PT	30 / 360	24 day
II-M2 (5)	[$8,074,000]	[]	[]	[]	[]	Sub Fixed PT	30 / 360	24 day
II-M3 (5)	[$6,530,000]	[]	[]	[]	[]	Sub Fixed PT	30 / 360	24 day

(1.) Bond sizes are subject to a permitted variance of ±10% in the aggregate.

(2.) Each class of Offered Certificates (other than the Class II-A1, Class II-A3, and Class II-A4 Certificates) is subject to the Net Funds Cap, as described on page 10. The Class II-A1, Class II-A3, and Class II-A4 Certificates will not be subject to any type of cap. One Month LIBOR (“1mL”) for the Class II-A1, Class II-A3, and Class II-A4 Certificates for the first accrual period will be determined two business days prior to the Closing Date. The margin on the Class II-A1, Class II-A3, and Class II-A4 Certificates will increase to 2.0 times the initial margin for such certificates on each Distribution Date occurring after the first distribution date on which the 10% Optional Call may be exercised, as described at “Optional Call” below. The Class II-AIO Certificates will accrue interest at the lesser of (x) [] minus 1mL per annum and (y) the excess, if any, of (i) the Net Funds Cap and (ii) the weighted average coupon of the Class II-A1, Class II-A3, and Class II-A4 Certificates, subject to a minimum rate of 0.00% per annum.

(3.) The weighted average lives (“WAL”) and Principal Window (number of months between the first and last principal payments received) assume prepayments occur at the Pricing Speed, as described at “Pricing Speed” below, and that the certificates pay on the 25th of each month beginning in July 2007. The WAL to Call assumes the 10% Optional Call is exercised on the first eligible Optional Call Date, as described at “Optional Call” below.

(4.) The initial O/C amount on the Closing Date will equal [] of the Cut-Off Date collateral balance. Initial credit support (“C/E”) for a class equals (i) the percentage of the certificates (as a product of the mortgage loan balance) subordinate to such class plus (ii) the initial O/C amount. The O/C Target is [] of Cut-Off Date collateral balance. Rating levels are subject to final approval.

(5.) Not offered under this term sheet.

(6.) The Class II-AIO Certificates will be interest only certificates; such class will not be entitled to payments of principal and will accrue interest on a notional balance, which is based on the aggregate class principal balance of the Class II-A1, Class II-A3, and Class II-A4 Certificates.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.
3

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Transaction Overview

Issuing Entity:	Lehman XS Trust 2007-10H (the “Trust”)

Structure:	Senior/ Subordinate with Overcollateralization.

Pricing Speed:	25% CPR
Mortgage Pool:
The Mortgage Pool consists of conventional, first lien, fixed rate, fully amortizing, residential mortgage loans having a total principal balance of approximately $237,482,961 as of the Cut-Off Date. Certain characteristics of the mortgage loans are described on pages 15-26 of this term sheet, subject to a permitted variance of + 10% in the aggregate.

The Issuing Entity will also be issuing certificates backed by other mortgage pools, which will not be cross-collateralized with the Certificates backed by this Mortgage Pool in any way.

Credit Enhancement:
The initial credit support (“C/E”) for a class equals the (i) percentage of the certificates subordinate to such class plus (ii) the initial overcollateralization (“O/C”) amount. Rating levels are subject to final approval.

Losses that otherwise would be allocated to Class II-A1, Class II-A2, and Class II-A3 Certificates will be allocated instead to the Class II-A4 Certificates until its class principal balance has been reduced to zero. Thereafter, losses that would otherwise reduce the class principal balances of the Class II-A1 and Class II-A2 Certificates will first reduce the class principal balance of the Class II-A3 Certificates until its class principal balance has been reduced to zero. The Senior Certificates will have limited protection by means of the subordination of the Subordinate Certificates, as well as overcollateralization and excess interest.

Ratings:	All Classes of Senior Certificates are expected to be rated [AAA/Aaa] by two rating agencies.

Closing Date:	June 29, 2007

Cut-Off Date:	June 1, 2007

Distribution Date:	The 25th day of each month, or if the 25th day is not a business day, the next succeeding business day, beginning on July 25, 2007

Servicing Fee:	0.250% per annum.

Master Servicer:	Aurora Loan Services LLC (an affiliate of Lehman Brothers, the Seller and the Sponsor)

Servicer:	Aurora Loan Services LLC will service 100.00% of the mortgage loans.

Originator:	Lehman Brothers Bank, FSB originated approximately 99.84% of the mortgage loans.

Senior Certificates	Class II-A1, Class II-A2, Class II-A3, Class II-A4 and Class II-AIO Certificates

Subordinate Certificates:	Class II-M1, Class II-M2, and Class II-M3 Certificates

The Certificates:	The Senior Certificates and the Subordinate Certificates

SMMEA Eligibility:	The Senior Certificates will be SMMEA eligible.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.
4

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

ERISA Eligibility:	The Senior Certificates are expected to be ERISA eligible.

Interest Rate:

The Interest Rates for the Senior Certificates (other than the Class II-A1, Class II-A3, Class II-A4 and Class II-AIO Certificates) and the Subordinate Certificates for any Accrual Period will be equal to the lesser of (1) the rate described in the table on page 3 of this term sheet and (2) the Net Funds Cap (as defined below). The Interest Rates for the Class II-A1, Class II-A3 and Class II-A4 Certificates will be equal to the rate described in the table on page 3 of this term sheet and will not be subject to any cap. The Interest Rates for the Class II-AIO Certificates will be equal to the lesser of the (i) the rate set on page 3 and (ii) the excess, if any, of the Net Funds Cap (as defined herein) over the coupon of the Class II-A1, Class II-A3 and Class II-A4Certificates, subject to a minimum rate of 0.00% per annum.

Legal Final Maturity:	June 25, 2037

Balance Guaranteed Cap:
A balance guaranteed cap will be purchased for the Trust Fund for the benefit of the Class II-A1, Class II-A3 and Class II-A4 Certificates to eliminate basis risk that could result from the difference between the interest rate on the Class II-A1, Class II-A3 and Class II-A4 Certificates and the weighted average coupon of the mortgage loans.

Proceeds derived from the Balance Guaranteed Cap will be applied to cover Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls on the Class II-A1, Class II-A3 and Class II-A4 Certificates but not credit losses on the mortgage loans. The notional balance of the Balance Guaranteed Cap for any Distribution Date will be equal to the Class Principal Amount of the Class II-A1, Class II-A3, and Class II-A4 Certificates for such Distribution Date. It will contribute cash in the event one-month LIBOR rises above its strike rate.

Optional Call:
The transaction can be called by the Master Servicer on any Distribution Date following the month in which the principal balance of the Mortgage Loans is reduced to less than 10% of the Cut-Off Date collateral balance.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.
5

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Principal Payment Priority

I.	Prior to the Stepdown Date, or whenever a Trigger Event is in effect, the Principal Distribution Amount will be paid in the following order of priority:

1)	Pro rata based on Class Principal Amounts as follows:
	A)	To the Class II-A1 Certificates, until such class has been reduced to zero;
	B)	To the Class II-A2 Certificates, until such class has been reduced to zero;
	C)	To the Class II-A3 Certificates, until such class has been reduced to zero;
	D)	To the Class II-A4 Certificates, until such class has been reduced to zero;
2)	All remaining amounts will be allocated to the Class II-M1, Class II-M2, and Class II-M3 Certificates, sequentially and in that order, until each such class has been reduced to zero.
3)	For application as part of Monthly Excess Cashflow for such Distribution Date.

II.	On or after the Stepdown Date and as long as a Trigger Event is not in effect, the Principal Distribution Amount will be paid in the following order of priority:

1)
All amounts will be allocated to the Senior Certificates (other than the Class II-AIO Certificates), to be paid as described in clause (I)(1) above, provided, however, that principal will only be allocated to the Senior Certificates (other than the Class II-AIO Certificates) until the credit enhancement behind the Senior Certificates (other than the Class II-AIO Certificates) is equal to two times its initial targeted credit enhancement percentage;

2)
All remaining amounts will be allocated to the Class II-M1, Class II-M2, and Class II-M3 Certificates, sequentially, and in that order, until the credit enhancement behind each such class is equal to two times the related initial targeted credit enhancement percentage.

3)	For application as part of Monthly Excess Cashflow for such Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.
6

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Interest Payment Priority

The Interest Rates for the Senior Certificates (other than the Class II-A1, Class II-A3, Class II-A4 and Class II-AIO Certificates) and the Subordinate Certificates will be equal to the lesser of (i) the rate described on page 3 and (ii) the Net Funds Cap (as defined herein). The Interest Rates for the Class II-A1, Class II-A3 and Class II-A4 Certificates will be equal to the rate described on page 3 and will not be subject to any cap. The Interest Rate for the Class II-AIO Certificates will equal to the lesser of the (i) the rate described on page 3 and (ii) the excess, if any, of the Net Funds Cap (as defined herein) over the weighted average coupon of the Class II-A1, Class II-A3 and Class II-A4 Certificates, subject to a minimum rate of 0.00% per annum. Interest for the Class II-A1, Class II-A3 and Class II-A4 Certificates will be calculated on an Actual/360 basis, and the Interest for the Class II-A2 and Class II-AIO Certificates and the Subordinate Certificates will be calculated on a 30/360 basis.

The “Accrual Period” for the Class II-A1, Class II-A3 and Class II-A4 Certificates for each Distribution Date will be the one-month period beginning on the immediately preceding Distribution Date (or on June 25, 2007, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date. The “Accrual Period” for the Senior Certificates (other than the Class II-A1, Class II-A3 and Class II-A4 Certificates) and the Subordinate Certificates for each Distribution Date will be the calendar month immediately preceding the related Distribution Date.

The Interest Remittance Amount plus amounts received from the balance guaranteed cap (in the case of the Class II-A1, Class II-A3 and Class II-A4 Certificates only) for each Distribution Date will be allocated in the following priority:

(1)	To pay any related servicing fees, if applicable;
(2)	To pay Current Interest and Carryforward Interest to the Senior Certificates, pro rata, in proportion to such amounts;
(3)	To pay Current Interest and Carryforward Interest to the Subordinate Certificates sequentially in order of priority;
(4)
Any remaining Interest Remittance Amount after application of priorities (1) through (3) above will be deemed “Monthly Excess Interest” and, together with any remaining Principal Remittance Amount after the application of the priorities set forth above under “Principal Payment Priority” above will be distributed as follows:

i)	To pay Current Interest and Carryforward Interest to the Senior Certificates on a pro rata basis, based on amounts due, to the extent not paid above;
ii)	To pay Current Interest and Carryforward Interest to the Subordinate Certificates, sequentially, in order of seniority to the extent not paid above;
iii)	To pay to the Trustee previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the trust agreement;
iv)
To pay to the Senior Certificates (other than the Class II-AIO Certificates), after giving effect to principal distributions described above, up to a specified target amount for such Distribution Date, in each case in accordance with the priorities set forth under “Principal Payment Priority” above, in reduction of their respective Class Principal Amounts, until reduced to zero;

v)
To pay to the Subordinate Certificates, in reduction of their respective Class Principal Amounts, after giving effect to principal distributions described above, sequentially and in order of seniority, up to a specified target amount for such Distribution Date in accordance with the priorities set forth under “Principal Payment Priority” above, until each such class is reduced to zero;

vi)
To pay to the Senior Certificates (other than the Class II-A1, Class II-A3, Class II-A4 and Class II-AIO Certificates), any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, pro rata in proportion to such amounts;

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.
7

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

vii)	To the Subordinate Certificates, sequentially and in order of seniority, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;
viii)
Concurrently, on a pro-rata basis, to the Senior Certificates (other than the Class II-AIO Certificates) any Deferred Amounts and interest on such Deferred Amounts, in proportion to such Deferred Amounts;

ix)	To the Subordinate Certificates, sequentially and in order of seniority, any Deferred Amounts;
x)	To pay the holder of the Class X Certificates in accordance with the trust agreement; and
xi)	To the Class R Certificates, any remaining amounts.
The “Principal Distribution Amount” for any Distribution Date and for the Mortgage Pool is an amount equal to the Principal Remittance Amount for such date for the Mortgage Pool minus the Overcollateralization Release Amount, if any, for such Distribution Date.

The “Overcollaterlization Release Amount” for any Distribution Date is an amount equal to the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date exceeds (2) the OC Target (as defined below).

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.
8

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Balance Guaranteed Cap Agreement

A Balance Guaranteed Cap will be purchased for the Trust Fund for the benefit of the Class II-A1, Class II-A3 and Class II-A4 Certificates to eliminate basis risk that could result from the difference between the interest rates on the Class II-A1, Class II-A3 and Class II-A4 Certificates and the weighted average coupon of the mortgage loans. The notional balance of the Balance Guaranteed Cap for any Distribution Date will be equal to the aggregate Class Principal Amount of the Class II-A1, Class II-A3, and Class II-A4 Certificates for such Distribution Date.

The Cap Counterparty will be obligated to pay to the Trust Fund at least one Business Day prior to each Distribution Date, commencing with the Distribution Date in [August 2007] and ending with the earlier of (i) the Distribution Date following the date on which the aggregate Class Principal Amount of the Class II-A1, Class II-A3 and Class II-A4 Certificates is reduced to zero or (ii) the Distribution Date in [July 2037], the product of (1) the aggregate Class Principal Amount of the Class II-A1, Class II-A3 and Class II-A4 Certificates immediately prior to that Distribution Date and (2) the excess, if any, between (x) One-Month LIBOR plus (i) for the Accrual Period related to any Distribution Date occurring on or prior to the first possible Optional Call date []% per annum and (ii) for the Accrual Period related to any Distribution Date occurring after the first possible Optional Call date []% per annum and (y) the Net Funds Cap for such Distribution Date, adjusted to a monthly basis.

The Balance Guaranteed Cap will terminate with the earlier of (i) the Distribution Date following the date on which the aggregate Class Principal Amount of the Class II-A1, Class II-A3 and Class II-A4 Certificates is reduced to zero or (ii) the Distribution Date in July 2037.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.
9

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Other Definitions

Current Interest

“Current Interest” for any Class of Certificates for any Distribution Date will be the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal or Notional Amount of that Class.

Carryforward Interest

“Carryforward Interest” for each Class of Certificates for any Distribution Date will be the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate without regard to the Net Funds Cap.

Net Funds Cap

The “Net Funds Cap” for each Distribution Date and each class (other than Class II-A1, Class II-A3 and Class II-A4 Certificates) will be an annual rate equal to a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount (as defined below) for such date and (2) 12, and the denominator of which is the pool balance for the immediately preceding Distribution Date.

The Class II-A1, Class II-A3 and Class II-A4 Certificates will not be subject to any type of cap.

The “Optimal Interest Remittance Amount” with respect to each Distribution Date will be equal to the product of (A) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans as of the first day of the related collection period divided by 12 and (B) the pool balance for the immediately preceding Distribution Date.

The “Net Mortgage Rate” with respect to any Mortgage Loan will be the Mortgage Rate thereof reduced by the sum of the servicing fee rate.

Basis Risk Shortfall

“Basis Risk Shortfall”: With respect to any Class of Certificates (other than the Class II-A1, Class II-A3, Class II-A4 and Class II-AIO Certificates) and each Distribution Date, the excess of (a) the amount of interest payable to a Class of Certificates, as calculated at the applicable interest rate, without regard to the Net Funds Cap, over (b) the amount calculated at the Net Funds Cap.

The “Unpaid Basis Risk Shortfall” for any Class of Certificates on any Distribution Date will be the aggregate of all Basis Risk Shortfalls for such Class for all previous Distribution Dates, together with interest thereon at the applicable Interest Rate (without regard to the Net Funds Cap), less all payments made with respect to such Class of Certificates in respect of such Basis Risk Shortfalls on or prior to such Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.
10

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Other Definitions (continued)

Trigger Events

A “Trigger Event” will have occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds [ ]% of the Senior Enhancement Percentage for that Distribution Date, or if the Cumulative Realized Losses exceed:

Distribution Date	Loss Percentage

June 2010 to May 2011	[ ]% for the first month, plus an additional 1/12th of [ ]% for each month thereafter

June 2011 to May 2012	[ ]% for the first month, plus an additional 1/12th of [ ]% for each month thereafter

June 2012 to May 2013	[ ]% for the first month, plus an additional 1/12th of [ ]% for each month thereafter

June 2013 and thereafter	[ ]%

The “Rolling Three Month Delinquency Rate” with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

The “Delinquency Rate” for any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of (i) all Mortgage Loans 60 or more days delinquent (including all Mortgage Loans 60 or more days delinquent for which the Mortgagor has filed for bankruptcy after the closing date) and (ii) each Mortgage Loan in foreclosure and all REO properties as of the close of business on the last day of such month, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month.

The “Cumulative Realized Losses” with respect to any Distribution Date will be equal to the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related collection period by (y) the Cut-off Date Balance of the loans..

The “Senior Enhancement Percentage” for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Subordinate Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate loan balance, after giving effect to distributions on that Distribution Date.

The “Stepdown Date” is the earlier of (x) the first Distribution Date following the Distribution Date on which the Class Principal Amounts of the Senior Certificates (other than the Class II-AIO Certificates) have been reduced to zero or (y) the later of (i) the Distribution Date upon which the Senior Enhancement Percentage (as defined herein) is greater than or equal to approximately []% (the “Targeted Senior Enhancement Percentage”) or (ii) the 37th Distribution Date.

The “Overcollateralization Amount” for any Distribution Date is the amount, if any, by which the pool balance exceeds the aggregate Class Principal Amount of the Certificates after giving effect to distributions on that Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.
11

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Other Definitions (continued)

Losses

Losses are allocated in the following order: excess spread, overcollateralization, the Subordinate Certificates in inverse order of priority, and then the Senior Certificates (other than the Class II-AIO Certificates), on a pro rata basis, based on Class Principal Amounts; provided, however, that losses that otherwise would be allocated to Class II-A1, Class II-A2, and Class II-A3 Certificates will be allocated instead to the Class II-A4 Certificates until reduced to zero. Thereafter, losses that would otherwise reduce the class principal balances of the Class II-A1 and Class II-A2 Certificates will first reduce the class principal balance of the Class II-A3 Certificates until reduced to zero. The allocation of losses to a class will result in a writedown of its principal amount and is referred to as an “Applied Loss Amount”.

Deferred Amount & Subsequent Recoveries

With respect to each Distribution Date, the “Deferred Amount” for each Class will be equal to the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (i) the aggregate of amounts previously distributed in reimbursement thereof and (ii) the amount by which the Principal Amount of such class has been increased due to Subsequent Recoveries.

A “Subsequent Recovery” is an amount recovered with respect to a Mortgage Loan after it has been liquidated and the loss has been passed through to the Trust. Subsequent Recoveries will increase the principal amount of classes which have been allocated an Applied Loss Amount, in order of seniority, by an amount equal to the lesser of (i) the outstanding Deferred Amount for such class and (ii) the amount of Subsequent Recoveries available after application to more senior classes. Funds related to Subsequent Recoveries will be included in the remittance amount for the related Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.
12

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Credit Enhancement

Subordination

The Senior Certificates will have limited protection by means of the subordination of the Subordinate Certificates. The Senior Certificates will have the preferential right to receive interest due to them and principal available for distribution over Classes having a lower priority of distribution. Each Class of Subordinate Certificates will be senior to all other Classes of Subordinate Certificates with a higher numerical designation. If on any Distribution Date after giving effect to all realized losses and distributions of principal on such Distribution Date, the aggregate Certificate Principal Amount (other than the Class II-AIO Certificates) exceeds the aggregate loan balance and there is no excess interest, the Subordinate Certificates will be reduced by the Applied Loss Amount in inverse order of priority of distribution, until the Class II-M3 Certificates, the Class II-M2 Certificates, the Class II-M1 Certificates and then the Senior Certificates (pro-rata based on Class Principal Amount and other than the Class II-AIO Certificates) have been reduced to zero; provided, however, that losses that otherwise would be allocated to Class II-A1, Class II-A2, and Class II-A3 Certificates will be allocated instead to the Class II-A4 Certificates until reduced to zero. Thereafter, losses that would otherwise reduce the class principal balances of the Class II-A1 and Class II-A2 Certificates will first reduce the class principal balance of the Class II-A3 Certificates until reduced to zero.

Overcollateralization

Excess interest may be used to pay down the Certificates so the aggregate loan balance exceeds the aggregate Certificate Principal Amount (Overcollateralization or “OC”). Excess interest will be used to create and maintain the OC Target.

The “OC Target” with respect to any Distribution Date (x) prior to the Stepdown Date is an amount equal to []% of the aggregate Pool Balance as of the Cut-off Date and (y) for any Distribution Date on or after the Stepdown Date, is equal to the greater of (1) the lesser of (a) []% of the aggregate Pool Balance as of the Cut-off Date and (b) the product of []% of the aggregate Pool Balance as of the last day of the Collection Period and (2) the OC Floor; provided, however, for any Distribution Date on or after the Stepdown Date and for which a Trigger Event is in effect, the OC Target will be equal to the OC Target in effect for the immediately preceding Distribution Date.

The “OC Floor” is an amount equal to [0.35]% of the aggregate Cut-off Date collateral balance.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.
13

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Contacts

MBS Trading and Structuring	Rich McKinney	(212) 526-8320
	Khalil Kanaan	(212) 526-8320
	Sandeep Bharatwaj	(212) 526-8320
	Vladimir Lemin	(212) 526-8320

MBS Banking	Mike Hitzmann	(212) 526-5806
	Lei Tie	(212) 526-2751

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.
14

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

LXS 2007-10H Collateral Summary - Group II *
Total Number of Loans	1,522	Occupancy Status
Total Outstanding Loan Balance	$237,482,961	Investment	100.00% ± 1.00%
Average Loan Principal Balance	$156,033 ± 3.00%
Percentage of Loans with Prepayment Penalties	0.00% ± 1.00%
Weighted Average Coupon	9.765% ± 0.050%
Weighted Average Original Term (mo.)	360 ± 1
Weighted Average Remaining Term (mo.)	358 ± 1	Geographic Distribution
Weighted Average Loan Age (mo.)	2 ± 1	(Other states account individually for less than
Weighted Average Original LTV	98.18% ± 1.00%	5% of the Cut-off Date principal balance.)
Original LTV > 80 and no MI (whole pool)	99.94% ± 0.20%	TX	9.72% ± 1.50%
Non-Zero Weighted Average FICO	742 ± 2	IL	9.21% ± 1.50%
		GA	7.14% ± 1.50%
Prepayment Penalty (years)		MN	6.75% ± 1.50%
None	100.00% ± 1.00%

Lien Position
		First	100.00%

* The Mortgage Loan data is shown herein as of the applicable Statistical Cut-Off Date for each Mortgage Loan. Mortgage Loans may be removed from or added to the mortgage pool which may change its collateral principal balance by as much as 5% of the mortgage pool shown above.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.
15

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group II (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Scheduled Principal Balances
($)	Mortgag Loans	Principal Balance ($)	% of Pool Principal Balance
0.01 to 50,000.00	83	$3,308,000.87	1.39%
50,000.01 to 100,000.00	465	34,479,454.94	14.52
100,000.01 to 150,000.00	377	46,738,842.06	19.68
150,000.01 to 200,000.00	220	37,700,577.60	15.88
200,000.01 to 250,000.00	128	28,751,875.46	12.11
250,000.01 to 300,000.00	96	26,337,700.28	11.09
300,000.01 to 350,000.00	64	20,712,446.55	8.72
350,000.01 to 400,000.00	38	14,248,336.48	6.00
400,000.01 to 450,000.00	17	7,133,337.27	3.00
450,000.01 to 500,000.00	18	8,690,936.46	3.66
500,000.01 to 550,000.00	4	2,084,638.10	0.88
550,000.01 to 600,000.00	7	3,980,704.76	1.68
600,000.01 to 650,000.00	3	1,860,094.46	0.78
700,000.01 to 750,000.00	2	1,456,015.98	0.61
Total:	1,522	$237,482,961.27	100.00%

Minimum: $22,789
Maximum: $731,000
Average:  $156,033

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.
16

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group II (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Mortgage Rates
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
6.501 to 7.000	1	$107,560.55	0.05%
7.001 to 7.500	8	1,288,409.91	0.54
7.501 to 8.000	84	12,733,091.53	5.36
8.001 to 8.500	125	17,728,302.95	7.47
8.501 to 9.000	203	26,991,025.77	11.37
9.001 to 9.500	238	33,121,630.13	13.95
9.501 to 10.000	396	64,511,144.44	27.16
10.001 to 10.500	188	29,828,822.26	12.56
10.501 to 11.000	129	22,491,334.78	9.47
11.001 to 11.500	85	16,237,488.22	6.84
11.501 to 12.000	47	8,103,139.63	3.41
12.001 to 12.500	3	713,835.74	0.30
12.501 to 13.000	2	211,400.00	0.09
13.001 to 13.500	1	144,460.00	0.06
13.501 to 14.000	3	499,902.53	0.21
14.001 to 14.500	2	475,000.00	0.20
14.501 to 15.000	7	2,296,412.83	0.97
Total:	1,522	$237,482,961.27	100.00%

Minimum:  7.000%
Maximum: 15.000%
Weighted Average: 9.765%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.
17

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group II (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Original Terms to Stated Maturity
(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
360	1,522	$237,482,961.27	100.00%
Total:	1,522	$237,482,961.27	100.00%
Minimum: 360 Maximum: 360 Weighted Average: 360
Remaining Terms to Stated Maturity
(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
351 to 360	1,522	$237,482,961.27	100.00%
Total:	1,522	$237,482,961.27	100.00%
Minimum: 351 Maximum: 360 Weighted Average: 358
Seasoning
(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
0	29	$7,358,077.00	3.10%
1 to 12	1,493	230,124,884.27	96.90
Total:	1,522	$237,482,961.27	100.00%

Minimum:    0
Maximum:   9
Weighted Average: 2

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.
18

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group II (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Original Loan-to-Value Ratio
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
70.01 to 80.00	2	$130,761.87	0.06%
80.01 to 90.00	104	14,588,219.79	6.14
90.01 to 100.00	1,416	222,763,979.61	93.80
Total:	1,522	$237,482,961.27	100.00%
Minimum: 78.10% Maximum: 100.00% Weighted Average: 98.18%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.
19

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group II (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Combined Loan-to-Value Ratio
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
75.01 to 80.00	2	$130,761.87	0.06%
80.01 to 85.00	19	3,461,991.48	1.46
85.01 to 90.00	85	11,126,228.31	4.69
90.01 to 95.00	296	51,006,009.36	21.48
95.01 to 100.00	1,120	171,757,970.25	72.32
Total:	1,522	$237,482,961.27	100.00%
Minimum: 78.10% Maximum: 100.00% Weighted Average: 98.18%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.
20

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group II (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Primary Mortgage Insurance Carrier
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
None	1,520	$237,352,199.40	100.00%
Total:	1,520	$237,352,199.40	100.00%

For loans with original Loan-to-Value ratio greater than 80%

Primary Mortgage Insurance Percentage
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
None	1,520	$237,352,199.40	100.00%
Total:	1,520	$237,352,199.40	100.00%

For loans with original Loan-to-Value ratio greater than 80%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.
21

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group II (continued)
Collateral characteristics are listed below as of the Cut-Off Date

FICO Score
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
621 to 640	2	$130,761.87	0.06%
641 to 660	1	103,961.48	0.04
661 to 680	64	7,035,895.65	2.96
681 to 700	151	19,782,835.83	8.33
701 to 720	221	32,956,176.86	13.88
721 to 740	309	50,409,355.46	21.23
741 to 760	330	56,730,379.24	23.89
761 to 780	238	39,055,816.24	16.45
781 to 800	163	25,156,553.05	10.59
801 to 820	42	5,966,830.60	2.51
821 to 840	1	154,394.99	0.07
Total:	1,522	$237,482,961.27	100.00%
Minimum: Maximum: Weighted Average:	627 823 742

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.
22

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group II (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Loan Purpose
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Purchase	1,419	$219,773,769.79	92.54%
Cash Out Refinance	73	12,646,186.58	5.33
Rate/Term Refinance	30	5,063,004.90	2.13
Total:	1,522	$237,482,961.27	100.00%

Property Type
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Single Family	911	$123,071,630.04	51.82%
Two-to-Four Family	339	64,603,676.27	27.20
Planned Unit Development	177	32,845,901.28	13.83
Condominium	95	16,961,753.68	7.14
Total:	1,522	$237,482,961.27	100.00%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.
23

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group II (continued)
Collateral characteristics are listed below as of the Cut-Off Date

States - Top 10
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
TX	171	$23,092,437.59	9.72%
IL	113	21,860,717.44	9.21
GA	125	16,959,016.57	7.14
MN	69	16,040,434.00	6.75
NJ	53	11,692,985.98	4.92
MA	35	9,737,710.55	4.10
NC	74	9,172,595.55	3.86
FL	40	8,849,439.63	3.73
PA	68	7,309,721.09	3.08
UT	30	7,011,097.38	2.95
Other	744	105,756,805.49	44.53
Total:	1,522	$237,482,961.27	100.00%

Interest Only Loan Term
(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
None	1,008	$135,074,358.97	56.88%
60	287	57,996,798.56	24.42
120	227	44,411,803.74	18.70
Total:	1,522	$237,482,961.27	100.00%

Balloon Loan Flag
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Fully Amortizing	1,522	$237,482,961.27	100.00%
Total:	1,522	$237,482,961.27	100.00%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.
24

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group II (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Prepayment Penalty Term in Years
(Years)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
None	1,522	$237,482,961.27	100.00%
Total:	1,522	$237,482,961.27	100.00%

Documentation Type
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Stated Documentation	749	$124,784,852.09	52.54%
Full Documentation	568	68,782,246.53	28.96
No Ratio Documentation	196	42,869,340.76	18.05
No Documentation	9	1,046,521.89	0.44
Total:	1,522	$237,482,961.27	100.00%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.
25

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics - Group II (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Product Type
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Fixed Rate	1,522	$237,482,961.27	100.00%
Total:	1,522	$237,482,961.27	100.00%

Originator
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
AURORA LOAN SERVICES LLC	1,518	$237,110,907.62	99.84%
MORTGAGE IT	4	372,053.65	0.16
Total:	1,522	$237,482,961.27	100.00%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.
26